Chembio Acquires Rights to
SURE CHECK® HIV 1/2 Assay Effective June 1, 2016

MEDFORD, NY, January 22, 2015 -- Chembio Diagnostics, Inc. (NASDAQ:CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, has entered into an agreement with StatSure Diagnostic Systems, Inc. (SDS) to acquire SDS' interest in the SURE CHECK® HIV 1/2 Assay, effective June 1, 2016.
Beginning June 1, 2016, Chembio will own full rights related to the SURE CHECK® HIV 1/2 Assay, including sales, marketing, distribution and trademark rights, subject to the terms of the existing marketing and distribution agreement with Alere, Inc., which grants Alere U.S. marketing and distribution rights through May 31, 2016. Prior to this newly-executed agreement between SDS and Chembio, SDS has owned a 50 percent interest in the rights to the SURE CHECK® HIV 1/2 Assay that would have continued after May 31, 2016, also subject to the existing marketing and distribution agreement with Alere. The new agreement with SDS also resolves all other matters between Chembio and SDS, including their respective sharing ratios, until June 1, 2016, concerning net revenues from sale of the SURE CHECK® product outside the U.S.
The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete. Outside the U.S., Chembio markets the SURE CHECK® HIV 1/2 Assay through distributors. The SURE CHECK® HIV 1/2 Assay is Food & Drug Administration (FDA) approved, CLIA-waived, European CE-marked, and has been pre-qualified by the World Health Organization (WHO). Results are obtained in 15 minutes via a 2.5uL blood sample (i.e., fingerstick, serum, plasma, or venipuncture whole blood). The assay is stable at room temperature and provides 99.7% sensitivity and 99.9% specificity.
John Sperzel, Chembio's Chief Executive Officer, commented, "We are pleased to secure full worldwide rights, as of June 1, 2016, to the SURE CHECK® HIV 1/2 Assay. The product is a unique, user-friendly, single-use, self-contained, collection and testing device for the rapid, visual detection of antibodies to HIV 1 and HIV 2."

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally.

Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com